UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Response Genetics, Inc. (Exact name of the Registrant as specified in its charter)
Delaware (State of incorporation or organization)	11-3525548 (I.R.S. Employer Identification No.)
Response Genetics, Inc. 1640 Marengo St., 6th Floor Los Angeles, California 90033 (Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-139534

Securities to be registered pursuant to Section 12(g) of the Act:     None.

Item 1. Description of The Registrant’s Securities to be Registered

The description of the common stock of the Registrant set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534) as filed with the Securities and Exchange Commission on December 21, 2006, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation, as amended.

3.2*	Bylaws of the Registrant.

3.2.1*	Restated Bylaws of the Registrant, to be effective upon the closing of the initial public offering.

4.1*	Warrant to purchase common stock issued to Maxim Group LLC and its designees.

4.2*	Form of Common Stock Certificate.

* Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RESPONSE GENETICS, INC.

By:	/s/ Kathleen Danenberg
Kathleen Danenberg
Chief Executive Officer and President

Date: May 31, 2007

Exhibit Index

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation, as amended.

3.2*	Bylaws of the Registrant.

3.2.1*	Restated Bylaws of the Registrant, to be effective upon the closing of the initial public offering.

4.1*	Warrant to purchase common stock issued to Maxim Group LLC and its designees.

4.2*	Form of Common Stock Certificate.

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form SB-2 (File No. 333-139534), as amended.